Exhibit 7

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Serena Software, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 21st day of November 2005.

SILVER LAKE PARTNERS II, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and
Chief Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	SILVER LAKE MANAGEMENT COMPANY, L.L.C., its Manager

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and
Chief Operating Officer

SPYGLASS MERGER CORP.

By:		/s/ Alan K. Austin
Name:		Alan K. Austin
Title:		Vice President, Secretary and
Assistant Treasurer